UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Net Lease, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-2771978
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

Global Net Lease, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, $0.01 par value per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on April 20, 2012 (File No. 333-177563) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission (together, the “Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

Because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 13th day of May, 2015.

Global NET LEASE, inc.

By:	/s/ Scott J. Bowman
Name:	Scott J. Bowman
Title:	Chief Executive Officer